Exhibit 99.9

    PATRIOT TRANSPORTATION HOLDING, INC./NEWS
Contact: 	John D. Milton, Jr.
 	Chief Financial Officer	              904/396-5733


PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR
ENDED SEPTEMBER 30, 2012.

Jacksonville, Florida; December 5, 2012 - Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $1,357,000 or $.14 per diluted share in the fourth quarter of fiscal 2012, a decrease of $397,000 or 22.6% compared to net income of $1,754,000 or $.19 per diluted share in the same period last year. Net income was $7,808,000 or $.82 per diluted share in fiscal 2012, a decrease of 36.1% compared to $12,211,000 or $1.29 per diluted share in fiscal 2011. Income from discontinued operations favorably impacted net income in fiscal
2011 due to an after tax gain of $4,999,000 or $.53 per diluted share from the exchange of property.

The fourth quarter of fiscal 2012 includes an environmental remediation expense of $1,771,000 ($1,091,000 after income taxes or $.12 per diluted share) on the portion of the Company's property on the
 Anacostia River in Washington D.C. which is to be contributed to a joint venture for the intended construction of an apartment building. Preliminary testing completed in the summer of 2012 on this portion of the site indicated the presence of contaminated material that will have to be specially handled in the event of excavation in conjunction with construction. There are certain contaminants that we believe are a result of normal operations of our previous tenant over the long-term due to documented releases from an underground storage tank along with other activities by the tenant on the property. The actual expense may be materially higher or lower depending upon the determined responsibility of the prior tenant, our ability to collect from such prior tenant and actual costs incurred. While we strongly believe that this expense by lease terms and by law rightfully falls on our prior tenant for the site, we have not yet received such tenant's commitment to take this responsibility and so are accruing this expense to reassure our joint venture partner, MRP that this enviornmental issue will not adversely affect the ancitipated construction cost of our apartment project on Phase I of the site.


Fourth Quarter Operating Results. For the fourth quarter of fiscal 2012, consolidated revenues were $32,799,000, an increase of $1,493,000 or 4.8% over the same quarter last year.

Transportation segment revenues were $26,279,000 in the fourth quarter of 2012, an increase of $687,000 over the same quarter last year. Revenue miles in the current quarter were up .3% compared to the fourth quarter of fiscal 2011 due to business growth partially offset by a shorter average haul length. Fuel surcharge revenue decreased $535,000 due to changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel increased by $.06 or 1.7% over the same quarter in fiscal 2011. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased 5.5% over the same quarter last year.

Mining royalty land segment revenues for the fourth quarter of fiscal 2012 were $1,380,000, an increase of $312,000 or 29.2% over the same quarter last year, due to new property royalties.

Developed property rentals segment revenues for the fourth quarter of fiscal 2012 were $5,140,000, an increase of $494,000 or 10.6% due to higher occupancy. Occupancy at September 30, 2012 was 88.7% as compared to 79.8% at September 30, 2011.

                                         Continued

200 W. Forsyth St., 7th Fl./Jacksonville, Florida 32202/(904) 396-5733

Consolidated operating profit was $2,552,000 in the fourth quarter of fiscal 2012, a decrease of $1,004,000 or 28.2% compared to $3,556,000 in the same period last year. Operating profit in the transportation segment increased $363,000 or 22.8% primarily due to lower insurance and loss expense because the fourth quarter of fiscal 2011 included two severe non-preventable incidents. Operating profit in the mining royalty land segment increased $362,000 or 52.5% primarily due to new property royalties. Operating profit in the developed property rentals segment decreased $1,723,000 or 121.9% primarily due to the $1,771,000 environmental remediation expense. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $146,000 in the fourth quarter of fiscal 2012, compared to $140,000 for the same period last year.

The after tax income from discontinued operations for the fourth quarter of fiscal 2012 was $86,000 versus $97,000 for the same period last year. Diluted earnings per share on discontinued operations for the fourth quarter of fiscal 2012 was $.01 compared to $.01 in the fourth quarter of fiscal 2011.


Fiscal Year 2012 Operating Results. For the fiscal year 2012, consolidated revenues were $127,514,000, an increase of $7,408,000 or 6.2% over the same period last year.

Transportation segment revenues were $103,476,000 in 2012, an increase of $5,675,000 or 5.8% over 2011. Revenue miles in fiscal 2012 were up 2.1% compared to 2011 due to business growth and a slightly longer average haul length. Revenue per mile increased 3.5% over 2011 due to rate increases and higher fuel surcharges. Fuel surcharge revenue increased $743,000 due to higher fuel costs partially offset by changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel increased by $.27 or 7.9% over 2011. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased 4.3% over 2011.

Mining royalty land segment revenues for fiscal 2012 were $4,483,000, an increase of $222,000 or 5.2% compared to $4,261,000 in 2011 due to new property royalties and higher timber sales partially offset by production at two locations reducing the share of mining on the property owned by the Company.

Developed property rentals segment revenues increased $1,511,000 or 8.4% in 2012 to $19,555,000 due to higher occupancy.
Occupancy at September 30, 2012 was 88.7% as compared to 79.8% at September 30, 2011.

Consolidated operating profit was $14,101,000 in fiscal 2012 compared to $14,369,000 in 2011, a decrease of 1.9%. Operating profit in the transportation segment decreased $552,000 or 6.9% due to increased workers compensation and health insurance claims along with an increase in fuel costs, higher vehicle repairs, increased tire prices and costs of growth initiatives partially offset by higher gains on equipment sales, incremental profits of increased revenues and two severe non-preventable incidents in the last four months of fiscal 2011. Operating profit in the mining royalty land segment increased $374,000 or 13.1% due to new property royalties, higher timber sales and reduced allocation of indirect management costs to this segment. Operating profit in the developed property rentals segment decreased $414,000 or 8.5% primarily due to the $1,771,000 environmental remediation expense partially offset by higher occupancy and lower real estate taxes. Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $1,091,000 in fiscal 2012, a decrease of $324,000 compared to 2011 which included an adjustment to the fair value of the corporate aircraft of $300,000.

                              Continued

Fiscal 2012 includes a gain of $1,039,000 on the receipt of non-refundable deposits related to the termination of an agreement to sell the Company's Windlass Run Residential property.

The after tax income from discontinued operations was $97,000 or $.01 per diluted share in fiscal 2012. The after tax income from discontinued operations was $5,222,000 or $.55 per diluted share in fiscal 2011 which included a book gain on the exchange of property of $4,999,000 after tax or $.53 per diluted share.


Summary, Outlook and Subsequent Events. Transportation segment miles for this year were 2.1% higher than last year. The Company continues to succeed in adding drivers and customers and anticipates increasing segment miles during fiscal 2013.

In May 2012 the Company acquired approximately 1,200 acres near Orlando, Florida for a purchase price of $11 million.
The Company simultaneously executed a long-term royalty lease under which it receives a minimum monthly royalty payment until the tenant receives the necessary permits and begins mining sand.
The Company completed a reverse 1031 exchange in November
2012 by selling the Commonwealth property in Jacksonville
Florida for a sale price of $2 million which will result in a gain of $1.1 million before income taxes in fiscal 2013.

Developed property rentals occupancy has increased from 79.8% to 88.7% over last fiscal year end as the market for new tenants has improved and traffic for vacant space has increased. Occupancy at September 30, 2012 and 2011 included 98,993 square feet or 3.4% and 104,226 square feet or 3.6% respectively for temporary space under less than full market lease rates. The Company has resumed development of Patriot Business Park effective April 1, 2012 due to two recent developments. On February 15, 2012, the Company signed an agreement to sell 15.18 acres of land at the site for a purchase price of $4,774,577 which would result in a profit on the sale if completed. The Company also entered into a build to suit lease signed April 2 for a 117,600 square foot building which is currently under construction and scheduled for completion and occupancy in the first quarter of calendar 2013.

Windlass Run Residential (previously Bird River), located in southeastern Baltimore County, Maryland, is a 121 acre tract of land adjacent to our Windlass Run Business Park. In September the Company received a non-binding letter of intent to sell the phase 1 of the property in fiscal 2013 for $7.9 million and the balance for $10.9 million approximately 18 months later.


Conference Call.The Company will also host a conference call on Wednesday afternoon, December 5, 2012 at 2:00 p.m. (EST). Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-853-3898 (pass code 64482) within the United States.International callers may dial 1-334-323-7225 (pass code 64482).Computer audio is available via the Internet through the Conference America, Inc. website athttp://64.202.98.81/conferenceamerica or via the Company's website at http://www.patriottrans.com.If using the Company's website, click on the Investor Relations tab, then select Patriot Transportation Holding, Inc.Conference Stream, next select the appropriate link for the current conference.An audio replay will be available for sixty days following the conference call.To listen to the audio replay, dial toll free 877-919-4059, international callers dial 334-323-7226.
The passcode of the audio replay is 35137862.Replay options:
"1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording.There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.


                                   Continued

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs; risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses. The Company's transportation business is conducted through Florida Rock
& Tank Lines, Inc. which is a Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida
Rock Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.



               PATRIOT TRANSPORTATION HOLDING, INC.
       Summary of Consolidated Revenues and Earnings (unaudited)
                         (In thousands except per share amounts)


                                                                  Three Months

            Fiscal Year


                                                                        Ended

                    Ended


                                                                  September 30

         September 30


                                                                  ---------------        --------------
                                                               2012
2011

2012
2011
                                                              ------         -----       ------       ------








Revenues
                                             $32,799
    31,306

$127,514
120,106

Operating profit
$2,552
3,556

$14,101
  14,369

Income before taxes
                               $2,064
      2,752      $12,520   11,287
Income from continuing operations          $1,271      1,657        $7,711    6,989
Income from discontinued operations           $86           97
             $97    5,222

Net income
                                            $1,357
1,754

        $7,808
12,211

Earnings per common share:
  Income from continuing operations

                       Basic
$0.13
      0.18

$0.82
0.75

                       Diluted
                              $0.13        0.18          $0.81      0.74
  Income from discontinued operations
                       Basic                                $0.01        0.01           $0.01     0.57
                       Diluted                             $0.01         0.01          $0.01     0.55
  Net income
                       Basic                               $0.14         0.19           $0.83     1.32
                       Diluted                            $0.14          0.19          $0.82      1.29


Weighted average common shares outstanding:






  Basic
                                                   9,414
         9,299

9,360
9,284

  Diluted
                                                 9,519
9,441

9,474
9,451



                                             Continued

      PATRIOT TRANSPORTATION HOLDING, INC.

             Condensed Balance Sheets (unaudited)

(Amounts in thousands)




September 30

      September 30



2012

2011
                                                             --------------       ---------------






Cash and cash equivalents

                         $      6,713

 $       21,026

Accounts receivable, net                                   7,019

                6,702
Real estate tax refund receivable                        2,311                          -
Federal and state income taxes receivable            426                         93
Real estate held for sale, at cost                        3,485                           -
Assets of discontinued operations
                            -                        114


Other current assets

6,965

                     6,759

Property, plant and equipment, net

228,021

208,988

Investment in Brooksville Joint Venture

7,521

7,412

Other non-current assets                                 13,244                  15,296
                                                                 -----------           ------------

             Total Assets

                                 $  275,705          $    266,390


                                                               ========          =========





Current liabilities                                       $    20,165          $       18,198
Liabilities of discontinued operations

                        -

                          34

Long-term debt (excluding current
  maturities)

57,131

                   62,370

Deferred income taxes

                                    18,199

16,919

Other non-current liabilities

5,492

4,422

Shareholders' equity                                     174,718                  164,447

                                                                  ----------             ------------
          Total Liabilities and Shareholders'
                   Equity

                                    $ 275,705           $     266,390
                                                                ========            ========



                 PATRIOT TRANSPORTATION HOLDING, INC.
                             Business Segments (unaudited)
                                  (Amounts in thousands)

The Company has identified three business segments, Transportation, Mining royalty land and Developed property rentals, each of which is managed separately along product lines. All of the Company's operations are located in the Southeastern and Mid-Atlantic states. Operating results for the Company's business segments are as follows:



                                                             Three Months Ended

         Fiscal Year Ended


                                                                  September 30

  September 30
                                                                  --------------                  ---------------


2012
2011

         2012
               2011


                                                             ------            -----          ------              ------






Transportation revenues
                        $26,279      25,592        $103,476        97,801
Mining royalty land revenues                    1,380         1,068
              4,483          4,261

Developed property rentals revenues
        5,140
4,646

            19,555
18,044


                                                               ------         ------           --------        -------






Total Revenues
                                     $32,799
31,306

$127,514
120,106
                                                            ======      =====        ======       ======














Transportation operating profit                $1,957        1,594            $7,476
8,028
Mining royalty land operating profit           1,051           689
              3,231          2,857

Developed property rentals operating
    profit
(310)
        1,413

4,485
4,899

Unallocated corporate expenses
               (146)
          (140)

(1,091)
       (1,415)
                                                            --------        --------        ---------     ----------







Total Operating Profit
                            $2,552
3,556         $14,101
14,369

                                                            =====         =====        =======     =====
